RETURN TO
SECRETARY OF STATE
STATE CAPITOL
500 E. CAPITOL            ARTICLES OF AMENDMENT
PIERRE, SD 57501-5070          TO THE
605-773-4845            ARTICLES OF INCORPORATION

         Pursuant to the provisions of SDCL 47-2-9, the undersigned corporation adopts the following
Articles of Amendment to its Articles of
Incorporation:
1. The name of the corporation is U.S.A. Sunrise
Beverages, Inc.

2. The following  amendment of the Articles of
Incorporation  was adopted by the shareholders of
the corporation on June 30, 2002 in the manner
prescribed by the South Dakota Corporation Acts:
                    OR
No shares have been issued and the following
amendment was adopted by the Board
of Directors on             19--.

Approved Amendments by shareholders as follow:
Approved increase of authorized stock it can issue from 10,000,000 shares to 20,000,000 shares (twenty
Million shares).
Therefore it is approved to increase authorized stock it can issue to 20,000,000 shares, with par value of 0.01 cent.

Approve amendment to convert all of the issued and
outstanding Class A voting Preferred Stock, 400,000
issued and outstanding to 4,000,000 shares of Class
C common stock shares, fully paid and non-
assessable.   Therefore, it is approved to issue to
the holders of Class A Voting Preferred stock
4,000,000 shares of Class C Common Stock fully paid and non-assessable, with a par value of 0.01 cent.


                             Filed this 9th day of
                                    Aug. 2002
                               /s/ Joyce Hazeltine
                               Secretary of State

3.  The number of shares of the corporation
outstanding at the time of such amendment was
6,152,309 and the number of shares entitled to vote
thereon was 6,152,309.
4.  The designation and number of outstanding
shares of each class entitled to vote thereon as a
class were as follows:
Class: C Common        Number of shares:6,152,309
A Preferred Stock 10 votes per share rights 40,000

5. The number of shares voted for such amendment
was 4,440,224 common, 400,000 preferred.
The number of shares voted against such amendment
was 1,712,085 (not voted)
The number of shares of each class entitled to vote
thereon as a class voted for and against such
amendment was:
                             Number of shares:
Class:  C Common   For: 4,440,224 common
                   Against  1,712,085 (not voted)
A Preferred        For 400,000     Against 0

 6. The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                       N/A

7. The manner in which such amendment effects a change in the amount of stated capital, and a statement expressed in dollars, of the amount of stated capital as changed by such amendment.

                                       N/A

To be signed in the presence of a notary public by either the chairman of the Board of directors, or by the president or any other officer.

Dated August 9, 2002           /s/ Barry Bennett
                                   President

Canada
Province of Alberta
I, Martin G. Zimmerman, a notary public, do hereby certify that on this 9th day of Aug. 2002, personally appeared before me Barry Bennett who being by me first duly sworn, declared that he/she is the President of U.S.A. Sunrise Beverages, Inc.
that he/she signed the foregoing document as officer of the corporation, and the statements therein contained are true.
Notarial Seal.


                         /s/ M. S. Zimmerman
My Commission Expires:       Notary Public

FILING FEE:  $20

1. Please list EXACT corporate name in number one.
2. Complete signatures and titles of the officers signing for the corporation.
3. Complete notary verification.

AN ORIGINAL and ONE EXACT COPY of the Articles of
Amendment must be submitted.




RETURN TO
SECRETARY OF STATE
STATE CAPITOL
500 E. CAPITOL            ARTICLES OF AMENDMENT
PIERRE, SD 57501-5070          TO THE
605-773-4845            ARTICLES OF INCORPORATION

         Pursuant to the provisions of SDCL 47-2-9, the undersigned corporation adopts the following
Articles of Amendment to its Articles of
Incorporation:
1. The name of the corporation is U.S.A. Sunrise
Beverages, Inc.

2. The following amendment of the Articles of
Incorporation  was adopted by the shareholders of
the corporation on September 14, 2002 in the manner
prescribed by the South Dakota Corporation Acts:
                    OR
No shares have been issued and the following
amendment was adopted by the Board
of Directors on             19--.

Approved Amendments by shareholders as follow:
Approved increase of authorized stock it can issue from 20,000,000 shares to 100,000,000 shares (One
Hundred Million).
Therefore it is approved to increase authorized stock it can issue to 100,000,000 shares with par value of $0.01.


                             Filed this 18th day of
                                   Sept. 2002
                               /s/ Joyce Hazeltine
                               Secretary of State

3.  The number of shares of the corporation
outstanding at the time of such amendment was
10,615,724 and the number of shares entitled to
vote thereon was 10,615,724.
4.  The designation and number of outstanding
shares of each class entitled to vote thereon as a
class were as follows:
Class: C Common        Number of shares:10,615,724

5. The number of shares voted for such amendment
was 9,832,353 common, 400,000 preferred.
The number of shares voted against such amendment
was 783,371 (not voted)
The number of shares of each class entitled to vote
thereon as a class voted for and against such
amendment was:
                             Number of shares:
Class:  C Common   For: 9,832,353 common
                   Against  783,371 (not voted)

 6. The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                       N/A

7. The manner in which such amendment effects a change in the amount of stated capital, and a statement expressed in dollars, of the amount of stated capital as changed by such amendment.

                                       N/A

To be signed in the presence of a notary public by either the chairman of the Board of directors, or by the president or any other officer.

Dated Sept, 16, 2002           /s/ Omar Barrientos
                                   President

State of South Dakota
County of Lawrence
On this 16 day of Sept, 2002, before me Douglas
McSchmit, personally appeared Omar Barrientos, known to me, or proved to me, to be the president of the corporation that is described in and that executed the within instrument and acknowledged to me that such corporation executed same.

Notarial Seal


10/24/2004              /s/ Douglas McSchmit
My Commission Expires:       Notary Public

FILING FEE:  $20

1. Please list EXACT corporate name in number one.
2. Complete signatures and titles of the officers signing for the corporation.
3. Complete notary verification.

AN ORIGINAL and ONE EXACT COPY of the Articles of
Amendment must be submitted.








RETURN TO
SECRETARY OF STATE
STATE CAPITOL
500 E. CAPITOL            ARTICLES OF AMENDMENT
PIERRE, SD 57501-5070          TO THE
605-773-4845            ARTICLES OF INCORPORATION

         Pursuant to the provisions of SDCL 47-2-9, the undersigned corporation adopts the following
Articles of Amendment to its Articles of
Incorporation:
1. The name of the corporation is U.S.A. Sunrise
Beverages, Inc.

2. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 17, 2002 in the manner prescribed by the South Dakota Corporation Acts:
Change of Name to Advanced ID Corporation

                    OR
No shares have been issued and the following
amendment was adopted by the Board
of Directors on             19--.

                             Filed this 15th day of
                                    Nov. 2002
                               /s/ Joyce Hazeltine
                               Secretary of State

3.  The number of shares of the corporation
outstanding at the time of such amendment was
35,000,999 and the number of shares entitled to
vote thereon was 35,000,999.
4.  The designation and number of outstanding
shares of each class entitled to vote thereon as a
class were as follows:
Class: C Common        Number of shares:35,000,999

5. The number of shares voted for such amendment
was 24,375,275.
The number of shares voted against such amendment
was 0
The number of shares of each class entitled to vote
thereon as a class voted for and against such
amendment was:
                             Number of shares:
Class:  C Common   For: 35,000,999 common
                   Against  0
6. The manner, if not set forth in such amendment, in which any exchange, reclassification or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                       N/A

7. The manner in which such amendment effects a change in the amount of stated capital, and a statement expressed in dollars, of the amount of stated capital as changed by such amendment.

                                       N/A


To be signed in the presence of a notary public by either the chairman of the Board of directors, or by the president or any other officer.

Dated Nov. 12, 2002           /s/ Barry Bennett
                                   President

Canada
Province of Alberta
I, Martin G. Zimmerman, a notary public, do hereby certify that on this 12 day of Nov. 2002, personally appeared before me Barry Bennett who being by me first duly sworn, declared that he/she is the President of U.S.A. Sunrise Beverages, Inc.
that he/she signed the foregoing document as officer of the corporation, and the statements therein contained are true.

Notarial Seal.

                         /s/ M. S. Zimmerman
My Commission Expires:       Notary Public

FILING FEE:  $20

1. Please list EXACT corporate name in number one.
2. Complete signatures and titles of the officers signing for the corporation.
3. Complete notary verification.

AN ORIGINAL and ONE EXACT COPY of the Articles of
Amendment must be submitted.